UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
January 3, 2008
Gardner Denver, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13215 (Commission File Number)	76-0419383 (IRS Employer Identification No.)

1800 Gardner Expressway Quincy, Illinois (Address of Principal Executive Offices)	62305 (Zip Code)

(217) 222-5400 (Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Offer Letter of Employment
Press Release

     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 3, 2008, Gardner Denver, Inc. (the “Company”) announced the appointment of Barry L. Pennypacker as its new Chief Executive Officer and President. Mr. Pennypacker succeeds Ross J. Centanni, who has served in these capacities since 1994 when Gardner Denver became an independent, publicly-traded company. Mr. Pennypacker will report to Mr. Centanni, who will remain the Company’s executive Chairman of the Board. It is anticipated that Mr. Pennypacker will join the Company in his new role on January 21, 2008. In addition, he will be appointed as a member of the Gardner Denver, Inc. Board of Directors in February 2008.
     In connection with Mr. Pennypacker’s appointment, the Management and Development Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and Mr. Pennypacker entered into an Offer Letter of Employment dated December 21, 2007 (“Offer Letter”). The following description of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Offer Letter, filed as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein. Pursuant to the Offer Letter, Mr. Pennypacker’s compensation will include: (1) an annual base salary of $650,000; (2) a target annual cash bonus of 80% of his base annual salary (with a maximum payout of 160%) subject to the Company’s achievement of performance goals established by the Compensation Committee each year; (3) eligibility for long-term cash bonuses, restricted stock and options pursuant to the Company’s Amended and Restated Long-Term Incentive Plan in accordance with the Company’s then applicable compensation practices for executives; (4) eligibility to participate in the Company’s Supplemental Excess Plan; (5) eligibility for company-paid long-term care insurance; (6) eligibility to participate in other executive benefits such as annual tax planning and preparation services, estate planning services (every 5 years), executive retirement planning, annual executive physical and executive long-term disability insurance; and (6) other benefits generally available to Company employees, such as health insurance and 401(k) matching. Mr. Pennypacker will also be eligible for the Company’s full relocation program.
     The Company will also enter into a change in control agreement with Mr. Pennypacker, the standard form of which has been previously filed with the Securities and Exchange Commission and can be found as Exhibit 10.15 to the Company’s Form 10-K, dated March 15, 2006. Mr. Pennypacker’s change in control agreement will have one minor modification to the standard form agreement, which will define “highest annual bonus” as 80% of his annual base salary for the first year of employment. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement, which is incorporated herein by reference. Pursuant to the agreement, if during the 24-month period following a “change in control,” the Company terminates Mr. Pennypacker’s employment other than for cause, or he voluntarily terminates his employment for a good reason (i.e., relating to material changes in position, location, compensation and/or benefits), Mr. Pennypacker will generally be entitled to receive: (1) cash payment equal to the amount of the highest annual bonus during the three preceding years; (2) a separate cash payment of two times: (a) his annual base salary and (b) the highest annual bonus during the three preceding years; (3) a lump sum payment of all compensation previously deferred by him and all interest and earnings accrued thereon (unless he elects to defer this payment); (4) continued medical, dental and life insurance benefits for two years; and (5) the acceleration of vesting and continued accrual of benefits under any defined benefit retirement plans for three years.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Offer Letter of Employment dated December 21, 2007

99.1	Gardner Denver, Inc. Press Release dated January 3, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: January 4, 2008	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Executive Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter of Employment dated December 21, 2007

99.1	Gardner Denver, Inc. Press Release dated January 3, 2008